As filed with the Securities and Exchange Commission on July 28, 2015

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

ERIN ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	30-0349798 (I.R.S. Employer Identification No.)

1330 Post Oak Blvd., Suite 2250

Houston, Texas 77056

(713) 797-2940

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nicolas Evanoff

Senior Vice President, General Counsel

and Secretary

Erin Energy Corporation

1330 Post Oak Blvd., Suite 2250

Houston, Texas 77056

(713) 797-2940

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

John D. Geddes

Baker Botts L.L.P.

910 Louisiana Street

Houston, Texas 77002-4995

(713) 229-1234

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “accelerated filer,” “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One).

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/Proposed Maximum Offering Price Per Unit/ Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, Preferred Stock, Debt Securities, Warrants	(1)(2)	(1)(2)

(1)	An indeterminate number or amount of each identified class of securities as may be issued from time to time at indeterminate prices.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant hereby defers payment of all of the registration fee, except for $3,016 of unutilized fees. Pursuant to Rule 457(p) under the Securities Act, such unutilized filing fee may be applied to any filing fees payable pursuant to this Registration Statement. The $3,016 of unutilized filing fees was previously paid by the registrant in connection with the registration of $362,341,836 aggregate offering price of securities pursuant to the Registration Statement on Form S-3 (Registration No. 333-167013) initially filed with the Securities and Exchange Commission on May 21, 2010. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all other registration fees which may subsequently be payable following application of the above-referenced pre-paid filing fees.

Prospectus

Erin Energy Corporation

Debt Securities

Preferred Stock

Common Stock

Warrants

We may issue and sell from time to time securities described in this prospectus. This prospectus contains summaries of the general terms of the securities. At the time of each offering, we will provide the specific terms of the offering and the securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. Our shares of common stock are listed on the NYSE MKT LLC under the symbol “ERN” and on the Johannesburg Stock Exchange under the symbol “ERN.”

As of July 24, 2015, the aggregate market value of our outstanding common stock held by non-affiliates was $338,569,083.00, based on 212,789,916 shares of outstanding common stock, of which 90,044,969 were held by non-affiliates, and the last reported sale price of our common stock on that day of $3.76 per share.

Investing in our securities involves risks. Please carefully review the information under the heading “Risk Factors ” on page 1. In addition, risks associated with any investment in our securities may be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described in “Risk Factors.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 28, 2015.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf registration process, we may offer any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. The prospectus supplement may also add to, update or change the information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with additional or different information. This prospectus may only be used where it is legal to sell the offered securities. You should assume that the information in this prospectus is accurate only as of the date on the front cover of this prospectus and that the information incorporated by reference in this prospectus is accurate only as of the date the respective information was filed with the Securities and Exchange Commission. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT ERIN ENERGY CORPORATION

We are an independent oil and gas exploration and production company focused on energy resources in Africa. Our strategy is to acquire and develop high-potential exploration and production assets in Africa, and to explore and develop those assets through strategic partnerships with national oil companies, indigenous local partners and other independent oil companies. We seek to build and operate a strategic portfolio of high-impact exploration and near-term development projects with significant production, reserves and resources growth potential.

We actively manage investments and on-going operations by limiting capital exposure through farm-outs at various stages of exploration and development to share risks and costs. We prioritize on building a strong technical and operational team and place an emphasis on the utilization of modern oil field technologies that mature our assets, reduce the cost of our projects and improve the efficiency of our operations.

Our asset portfolio consists of nine licenses across four countries covering an area of approximately 10 million acres (approximately 43,000 square kilometers). We own producing properties and conduct exploration activities as an operator offshore Nigeria, conduct exploration activities as an operator onshore and offshore Kenya, conduct exploration activities as an operator offshore the Gambia, and conduct exploration activities as an operator offshore Ghana.

Our operating subsidiaries include CAMAC Petroleum Limited, CAMAC Energy Kenya Limited, CAMAC Energy Gambia Limited, and CAMAC Energy Ghana Limited.

Our principal executive offices are located at 1330 Post Oak Boulevard, Suite 2250, Houston, TX 77056, and our telephone number is (713) 797-2940.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K and any updates in our Quarterly Reports on Form 10-Q and other reports and documents we file with the SEC after the date of this prospectus, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risk factors, and you may lose all or any part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to the offering in the prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. All statements, other than statements of historical fact, in this prospectus, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues, projected costs and plans and objectives of management for future operations, are, or may be deemed to be, forward-looking statements. Such forward-looking statements involve assumptions, known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company, to be materially different from historical earnings and those presently anticipated or projected or any future results, performance or achievements expressed or implied by such forward-looking statements contained in this report.

In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “will likely,” or similar expressions. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. We caution you not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Important factors that could affect our financial performance and that could cause actual results for future periods to differ materially from our expectations include, but are not limited to:

•	the supply, demand and market prices of oil and natural gas;

•	our current and future indebtedness;

•	our ability to raise capital to fund our current and future operations;

•	our ability to develop oil and gas reserves;

•	competition from other companies in the energy market;

•	political instability and foreign government regulations over international operations;

•	our lack of diversification of production and reserves;

•	compliance and enforcement of environmental laws and regulations;

•	our ability to achieve profitability;

•	our dependency on third parties to enable us to produce and deliver oil and gas; and

•	other factors disclosed under “Risk Factors” and elsewhere in this prospectus.

We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements.

Some of the risk factors that could cause actual results to differ from those expressed or implied in forward-looking statements are described under “Risk Factors” and in other sections of this prospectus. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on our forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and, except as required by law, we undertake no duty to update or revise any forward-looking statement.

USE OF PROCEEDS

Unless specified otherwise in the applicable prospectus supplement, we expect to use the net proceeds we receive from the sale of securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes, which may include, among other things: acquisitions, capital expenditures, investments, working capital and repayment of debt.

The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness. Additional information on the use of net proceeds from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

RATIO OF EARNINGS TO FIXED CHARGES

The table below sets forth our ratios of earnings to fixed charges on a consolidated basis for each of the periods indicated:

	Three Months Ended March 31,	Years Ended December 31,
	2015	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges	*	*	*	*	*	*

*	Due to the Company’s net loss for the three months ended March 31, 2015 and for the years 2014, 2013, 2012, 2011 and 2010, its earnings were insufficient to cover its fixed charges by $34.3 million, $96.3 million, $43.5 million, $32.7 million, $24.0 million and $230.4 million, respectively.

For purposes of this table, “earnings” consists of income before income taxes plus fixed charges and less capitalized interest. “Fixed charges” consists of interest expense and capitalized interest. We had no preferred stock outstanding for any period presented, and accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

DESCRIPTION OF DEBT SECURITIES

The debt securities covered by this prospectus will be our general unsecured obligations. We will issue senior debt securities under an indenture to be entered into between us and a trustee we will name in the prospectus supplement relating to senior debt securities. We refer to this indenture as the senior indenture. We will issue subordinated debt securities under an indenture to be entered into between us and a trustee we will name in the prospectus supplement relating to subordinated debt securities. We refer to this indenture as the subordinated indenture. We refer to the senior indenture and the subordinated indenture collectively as the indentures. The indentures will be substantially identical, except for provisions relating to subordination.

We have summarized material provisions of the indentures and the debt securities below. This summary is not complete. We have filed the forms of indentures with the SEC as exhibits to the registration statement, and you should read the indentures for provisions that may be important to you. Please read “Where You Can Find More Information.”

In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to “we,” “us” or “our” refer to Erin Energy Corporation only and not to any of its subsidiaries.

General

Neither indenture limits the amount of debt securities that may be issued under that indenture, and neither limits the amount of other unsecured debt or securities that we may issue. We may issue debt securities under the indentures from time to time in one or more series, each in an amount authorized prior to issuance.

The senior debt securities will constitute our senior unsecured indebtedness and will rank equally in right of payment with all of our other unsecured and unsubordinated debt and senior in right of payment to all of our subordinated indebtedness. The senior debt securities will be effectively subordinated to, and thus have a junior position to, our secured indebtedness with respect to the assets securing that indebtedness. The subordinated debt securities will rank junior to all of our senior indebtedness and may rank equally with or senior to other subordinated indebtedness we may issue from time to time.

We currently conduct our operations through subsidiaries, and our operating income and cash flow are generated by our subsidiaries. As a result, cash we obtain from our subsidiaries is the principal source of funds necessary to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries’ financial condition and operating requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations, including payments on the debt securities. In addition, holders of the debt securities will have a junior position to the claims of creditors, including trade creditors and tort claimants, of our subsidiaries on their assets and earnings.

Neither indenture contains any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction or upon a change of control. The indentures also do not contain provisions that give holders of the debt securities the right to require us to repurchase their securities in the event of a decline in our credit rating for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

Terms

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	whether the debt securities will be senior or subordinated debt securities;

•	the price at which we will issue the debt securities;

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	whether and under what circumstances we will pay any additional amounts with respect to the debt securities;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for optional redemption or early repayment;

•	any sinking fund or other provisions that would obligate us to redeem, purchase or repay the debt securities;

•	the denominations in which we will issue the debt securities if other than $1,000 and integral multiples of $1,000;

•	whether payments on the debt securities will be payable in foreign currency or currency unit or another form and whether payments will be payable by reference to any index or formula;

•	the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	any changes or additions to the events of default or covenants described in this prospectus;

•	any restrictions or other provisions relating to the transfer or exchange of debt securities;

•	any terms for the conversion or exchange of the debt securities for other securities;

•	with respect to the subordinated indenture, any changes to the subordination provisions for the subordinated debt securities; and

•	any other terms of the debt securities not inconsistent with the applicable indenture.

We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If we sell these debt securities, we will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.

If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Subordination

Under the subordinated indenture, payment of the principal of and any premium and interest on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt (as defined below). Unless we inform you otherwise in the prospectus supplement, we may not make any payment of principal of or any premium or interest on the subordinated debt securities if:

•	we fail to pay the principal, interest, premium or any other amounts on any Senior Debt when due; or

•	we default in performing any other covenant (a “covenant default”) on any Senior Debt that we have designated if the covenant default allows the holders of that Senior Debt to accelerate the maturity of the Senior Debt they hold.

Unless we inform you otherwise in the prospectus supplement, a covenant default will prevent us from paying the subordinated debt securities only for up to 179 days after holders of the designated Senior Debt give the trustee for the subordinated debt securities notice of the covenant default.

The subordination does not affect our obligation, which is absolute and unconditional, to pay, when due, the principal of and any premium and interest on the subordinated debt securities. In addition, the subordination does not prevent the occurrence of any default under the subordinated indenture.

The subordinated indenture does not limit the amount of Senior Debt that we may incur. As a result of the subordination of the subordinated debt securities, if we become insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.

Unless we inform you otherwise in the prospectus supplement, “Senior Debt” will mean all of our indebtedness, including guarantees, unless the indebtedness states that it is not senior to the subordinated debt securities or our other junior debt. Senior Debt with respect to a series of subordinated debt securities could include other series of debt securities issued under the subordinated indenture.

Consolidation, Merger and Sales of Assets

The indentures generally permit a consolidation or merger involving us. They also permit us to sell, lease, convey, assign, transfer or otherwise dispose of all or substantially all of our assets. We have agreed, however, that we will not consolidate with or merge into any entity or sell, lease, convey, assign, transfer or dispose of all or substantially all of our assets to any entity unless:

(1)	either

•	we are the continuing entity, or

•

the resulting entity is organized under the laws of the United States, any state thereof, the District of Columbia, Australia, the Bahamas, Barbados, Bermuda, the British Virgin Islands, the Cayman Islands, any of the Channel Islands, any member of the European Union (as constituted on the date of the indenture) or any other member of the European Union that becomes a member after that date, the Netherlands Antilles or any state, province or political subdivision of the foregoing, and assumes by a supplemental indenture the due and punctual payments on the debt securities and the performance of our covenants and obligations under the indentures,

(2)	immediately after giving effect to the transaction, no default or event of default under the indentures has occurred and is continuing or would result from the transaction, and

(3)	in the case of the second bullet point under clause (1) above, in the event that the resulting entity is organized in a jurisdiction (other than the United States, any state thereof or the District of Columbia) that is different from the jurisdiction in which the obligor on the debt securities was organized immediately before giving effect to the transaction:

•	such resulting entity delivers to the trustee an opinion of counsel stating that the obligations of the resulting entity under the applicable indenture are enforceable under the laws of the new jurisdiction of its formation subject to customary exceptions and

•	the resulting entity agrees in writing to submit to New York jurisdiction and appoints an agent for the service of process in New York, each under terms satisfactory to the trustee.

This covenant will not apply to any merger of another entity into us. Upon any transaction of the type described in and effected in accordance with this section, the resulting entity will succeed to and be substituted for us and may exercise all of our rights and powers under the applicable indenture and the debt securities with the same effect as if the resulting entity had been named as us in the indenture. In the case of any asset transfer or disposition other than a lease, when the resulting entity assumes all of our obligations and covenants under the applicable indenture and the debt securities, we will be relieved of all such obligations.

Events of Default

Unless we inform you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

•	our failure to pay interest on any debt security of that series for 30 days when due;

•	our failure to pay principal of or any premium on any debt security of that series when due;

•	our failure to deposit any sinking fund payment for 30 days when due;

•	our failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture (other than an agreement or covenant that has been included in the indenture solely for the benefit of other series of debt securities) for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under that indenture that are affected by that failure;

•	specified events involving bankruptcy, insolvency or reorganization of us; and

•	any other event of default provided for that series of debt securities.

A default under one series of debt securities will not necessarily be a default under any other series. If a default or event of default for any series of debt securities occurs, is continuing and is known to the trustee, the trustee will notify the holders of applicable debt securities within 90 days after it occurs. The trustee may withhold notice to the holders of the debt securities of any default or event of default, except in any payment on the debt securities, if the trustee in good faith determines that withholding notice is in the interests of the holders of those debt securities.

If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities issued under the applicable indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities to be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of our company occurs, the principal of and accrued and unpaid interest on all the debt securities issued under the applicable indenture will become immediately due and payable without any action on the part of the trustee or any holder. At any time after a declaration of acceleration has been made, the holders of a majority in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement and its consequences.

A holder of a debt security of any series issued under an indenture may pursue any remedy under that indenture only if:

•	the holder gives the trustee written notice of a continuing event of default with respect to that series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•	the holders offer to the trustee security or indemnity satisfactory to the trustee against any loss, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and offer of security or indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

In most cases, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless those holders have offered to the trustee security or indemnity satisfactory to it. Subject to this provision for security or indemnification, the holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) generally may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred on the trustee relating to or arising as a result of an event of default.

If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his own affairs.

The indentures require us to furnish to the trustee annually a statement as to our performance of certain of our obligations under the indentures and as to any default in performance.

Modification and Waiver

We and the trustee may supplement or amend each indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of all series issued under that indenture that are affected by the amendment or supplement (voting as one class). Without the consent of the holder of each debt security affected, however, no modification may:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest on the debt security;

•	reduce the principal of the debt security or change its stated maturity;

•	reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed;

•	change any obligation to pay additional amounts on the debt security;

•	make payments on the debt security payable in currency other than as originally stated in the debt security;

•	impair the holder’s right to institute suit for the enforcement of any payment on or with respect to the debt security;

•	make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification;

•	with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security;

•	waive a continuing default or event of default regarding any payment on the debt securities; or

•	if applicable, make any change that materially and adversely affects the right to convert any debt security.

We and the trustee may supplement or amend each indenture or waive any provision of that indenture without the consent of any holders of debt securities issued under that indenture in certain circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to provide for the assumption of our obligations under the indenture by a successor upon any merger, consolidation or asset transfer permitted under the indenture;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

•	to provide any security for, or to add any guarantees of or obligors on, any series of debt securities;

•	to comply with any requirement to effect or maintain the qualification of that indenture under the Trust Indenture Act of 1939;

•	to add covenants that would benefit the holders of any debt securities or to surrender any rights we have under the indenture;

•	to add events of default with respect to any series of debt securities;

•	to make any change that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect; and

•	to establish the form or terms of any debt securities and to accept the appointment of a successor trustee, each as permitted under the indenture.

The holders of a majority in principal amount of the outstanding debt securities of any series (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

Defeasance and Discharge

Defeasance. When we use the term defeasance, we mean discharge from some or all of our obligations under an indenture. If we deposit with the trustee under an indenture any combination of money or government securities sufficient to make payments on the debt securities of a series issued under that indenture on the dates those payments are due, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the debt securities of that series (“legal defeasance”); or

•	we will no longer have any obligation to comply with specified restrictive covenants with respect to the debt securities of that series, the covenant described under “ — Consolidation, Merger and Sales of Assets” and other specified covenants under the applicable indenture, and the related events of default will no longer apply (“covenant defeasance”).

If a series of debt securities is defeased, the holders of the debt securities of that series will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold money for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the debt securities will also survive.

Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes and that the holders would be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

Under current U.S. federal income tax law, legal defeasance would likely be treated as a taxable exchange of debt securities to be defeased for interests in the defeasance trust. As a consequence, a United States holder would recognize gain or loss equal to the difference between the holder’s cost or other tax basis for the debt securities and the value of the holder’s interest in the defeasance trust, and thereafter would be required to include in income a share of the income, gain or loss of the defeasance trust. Under current U.S. federal income tax law, covenant defeasance would not be treated as a taxable exchange of such debt securities.

Satisfaction and Discharge. In addition, an indenture will cease to be of further effect with respect to the debt securities of a series issued under that indenture, subject to exceptions relating to compensation and indemnity of the trustee under that indenture and repayment to us of excess money or government securities, when:

•	either

•	all outstanding debt securities of that series have been delivered to the trustee for cancellation; or

•	all outstanding debt securities of that series not delivered to the trustee for cancellation either:

•	have become due and payable,

•	will become due and payable at their stated maturity within one year, or

•	are to be called for redemption within one year; and

•	we have deposited with the trustee any combination of money or government securities in trust sufficient to pay the entire indebtedness on the debt securities of that series when due; and

•	we have paid all other sums payable by us with respect to the debt securities of that series.

Governing Law

New York law will govern the indentures and the debt securities.

The Trustees

We will name the trustee under the applicable indenture in the prospectus supplement. Each indenture contains limitations on the right of the trustee, if it or any of its affiliates is then our creditor, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee and its affiliates are permitted to engage in other transactions with us. If, however, the trustee acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the applicable indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.

Payment and Paying Agents

Unless we inform you otherwise in a prospectus supplement, we will make payments on the debt securities in U.S. dollars at the office of the trustee and any paying agent. At our option, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise in a prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day. For these purposes, unless we inform you otherwise in a prospectus supplement, a “business day” is any day that is not a Saturday, a Sunday or a day on which banking institutions in any of New York, New York, Houston, Texas or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Form, Exchange, Registration and Transfer

We will issue the debt securities in registered form, without interest coupons. Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent designated by us. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the applicable indenture are met. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require payment of any transfer tax or similar governmental charge payable for that registration.

We will appoint the trustee as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents we initially designate, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities.

In the case of any redemption of debt securities of a series or any repurchase of debt securities of a series required under the terms of the series, we will not be required to register the transfer or exchange of:

•	any debt security of that series during a period beginning 15 business days prior to the mailing of the relevant notice of redemption or repurchase and ending on the close of business on the day of mailing of such notice; or

•	any debt security of that series that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Book-Entry Debt Securities

We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of the Company consists of 416,666,667 shares of Common Stock, $0.001 par value per share, and 50,000,000 shares of Preferred Stock, $0.001 par value per share. No preferred stock was issued and outstanding as of July 28, 2015. The following is a summary of the rights of the Company’s authorized capital stock:

Common Stock

We are authorized to issue up to 416,666,667 shares of common stock, par value $0.001 per share.

Each share of common stock entitles the holder to one vote on all matters submitted to a vote of our stockholders. Action that is required or permitted to be taken by our shareholders at any annual or special meeting may be taken lieu of a meeting with the written consent of stockholders having not less than the minimum percentage of the vote required by law for the proposed corporate action. Our shareholders are entitled to dividends in the amounts and at the times declared by our board of directors out of funds legally available for the payment of dividends. If we are liquidated, dissolved or wound up, our shareholders will share pro rata in our assets after satisfaction of all of our liabilities and the prior rights of any outstanding class of preferred stock. Holders of outstanding shares of our common stock have no preemptive, conversion or redemptive rights.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Our independent stock transfer agent is Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, NY 10004. Their telephone number is (212) 509-4000.

Undesignated Preferred Stock

Our Amended and Restated Certificate of Incorporation, as amended (the “Amended and Restated Certificate of Incorporation”), permits us to issue up to 50,000,000 shares of our preferred stock in one or more series and with rights and preferences that may be fixed or designated by our board of directors without any further action by our stockholders.

The rights of holders of common stock are subject to the rights of holders of any preferred stock. Our board of directors is empowered, without approval of the stockholders, to cause shares of preferred stock to be issued in one or more series, with the number of shares of each series and the rights, preferences and limitations of each series to be determined by it.

Among the specific matters that may be determined by the board of directors, and may be included in any prospectus supplement relating to any series of preferred stock we are offering, are the following:

•	the number of shares that shall constitute any such series and whether the number of shares may be increased or decreased by action of our board of directors;

•	the terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of stock of any other class or classes;

•	any limitations or restrictions to be effective while any shares of any such series are outstanding upon the payment of dividends or the making of other distributions or upon the acquisition in any manner by the company or any of our subsidiaries of any of the shares of the company’s common, preferred or other class or classes of stock;

•	the annual rate of dividends, if any, payable on the shares of any such series and the conditions upon which such dividends shall be payable;

•	voting rights, if any;

•	when and at what price or prices (whether in cash or in debentures of the company) the shares of any such series shall be redeemable or, at the option of the company, exchangeable or both;

•	whether the shares of any such series shall be subject to the operation of any purchase, retirement or sinking fund or funds and, if so, the terms and provisions relative to the operation of any such fund or funds; and

•	the amount payable on the shares of any such series in the event of voluntary liquidation, dissolution or winding up of the affairs of the company; and any other powers, preferences and relative, participating, option and other special rights, and any qualifications, limitations and restrictions thereof.

There will be no limitation or restriction on any variation between any of the different series of preferred stock as to the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof; and the several series of preferred stock may, except as otherwise expressly provided in any prospectus supplement or document incorporated by reference, as applicable, vary in any and all respects as fixed and determined by the resolution or resolutions of our board of directors or any committee thereof, providing for the issuance of the various series; provided, however, that all shares of any one series of preferred stock will have the same designation, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions.

Except as otherwise required by law, or as otherwise fixed by resolution or resolutions of our board of directors with respect to one or more series of preferred stock, the entire voting power and all voting rights will be vested exclusively in the common stock, and each holder of shares of our common stock who at the time possesses voting power for any purpose will be entitled to one vote for each share of such stock standing in such stockholder’s name on our books.

Anti-Takeover Provisions of Delaware Law and Charter Provisions

We are not subject to Section 203 of the Delaware General Corporation Law, which regulates corporate acquisitions. In general, Section 203 prohibits a Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless:

•	the board of directors approved the transaction in which such stockholder became an interested stockholder prior to the date the interested stockholder attained such status;

•	upon consummation of the transaction that resulted in the stockholder’s becoming an interested stockholder, he or she owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers; or

•	the person became an interested stockholder, on or subsequent to such date the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders.

A “business combination” generally includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock. Our decision to opt out of Section 203 would allow any interested stockholder to transfer shares in excess of 15% of our voting stock to a third party free of the restrictions imposed by Section 203. This could make us more vulnerable to takeovers that are completed without the approval of our board of directors and without giving us the ability to prohibit or delay such takeovers as effectively. These provisions could also limit the price that investors may be willing to pay in the future for shares of our common stock.

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws contain various provisions intended to promote the stability of our stockholder base and render more difficult certain unsolicited or hostile attempts to take us over, that could disrupt us, divert the attention of our directors, officers and employees and adversely affect the independence and integrity of our business. These provisions include:

•	Special Meetings of Stockholders — Our Amended and Restated Bylaws provide that special meetings of the stockholders may only be called by our Chairman, our board of directors or upon written notice to our board of directors by our stockholders holding not less than 25% of our outstanding voting capital stock held individually or in the aggregate.

•	Amendment of Bylaws — Our Amended and Restated Bylaws may be amended by our board of directors.

•	Advance Notice Procedures — Our Amended and Restated Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders. At an annual meeting, our stockholders elect a board of directors and transact such other business as may properly be brought before the meeting. By contrast, at a special meeting, our stockholders may transact only the business for the purposes specified in the notice of the meeting. For shareholder proposals to be properly brought before an annual meeting, the proposal must comply with the advance notice procedures set forth in the bylaws. To be timely, such shareholder’s notice generally must be delivered to the our secretary at our principal executive offices not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary of the previous annual meeting.

•	No cumulative voting — Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws do not include a provision for cumulative voting in the election of directors.

•	Vacancies — Our Amended and Restated Bylaws provide that vacancies on our board may be filled by a majority of directors in office, although less than a quorum, and not by the stockholders.

•	Preferred Stock — Our Amended and Restated Certificate of Incorporation allows us to issue up to 50,000,000 shares of undesignated preferred stock with rights senior to those of the common stock and that otherwise could adversely affect the rights and powers, including voting rights, of the holders of common stock. In some circumstances, this issuance could have the effect of decreasing the market price of the common stock as well as having the anti-takeover effect discussed above.

•

Authorized but Unissued Shares — Our board of directors may cause us to issue our authorized but unissued shares of common stock in the future without stockholders’ approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase any combination of debt securities, common stock, preferred stock or other securities of our company or any other entity. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the debt securities, common stock, preferred stock or other securities purchasable upon exercise of the warrants, and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time; and

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

PLAN OF DISTRIBUTION

We may sell the securities on a delayed or continuous basis in and outside the United States through underwriters or dealers as designated from time to time, directly to purchasers, through agents or through a combination of these methods.

Sale Through Underwriters or Dealers

If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

Underwriters may sell shares of our common stock under this prospectus by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act of 1933, which includes sales made directly on the NYSE MKT LLC, on any other existing trading market for our common stock or to or through a market maker, or in privately negotiated transactions. Unless we inform you otherwise in the prospectus supplement, the sales agent with respect to any such at-the-market offering will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreeable terms between the sales agent and us. We will include in the prospectus supplement the amount of any compensation to be received by the sales agent.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing

We may offer and sell any of the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise, by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act.

Derivative Transactions

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in these sale transactions will be underwriters and will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Baker Botts L.L.P., Houston, Texas. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Certain estimates of our proved oil and gas reserves have been incorporated by reference herein in reliance upon engineering reports prepared by DeGolyer and MacNaughton, independent petroleum engineers, incorporated by reference herein, and upon the authority of said firm as experts in such matters.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the securities was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and the schedules for more information about us and our securities. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its Web site.

We are incorporating by reference information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding any information “furnished” but not “filed,” unless we specifically provide that such “furnished” information is to be incorporated by reference) until the termination of the offering:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed March 16, 2015;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed May 8, 2015;

•	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2015 (but only with respect to information included therein that is required by Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and excluding any such information that is deemed to have been furnished and not filed);

•	Our Current Reports on Form 8-K filed on January 14, 2015 (Item 1.02 only), April 23, 2015, May 8, 2015 (Item 5.02 only) and May 29, 2015 (Items 1.01 and 5.07 only).

•	The description of our common stock, $0.001 par value per share, contained in our Registration Statement on Form 8-A, filed on November 3, 2009 pursuant to Section 12(b) of the Exchange Act.

The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed.

You may request a copy of these filings, at no cost, by written or oral request made to us to the attention of: Secretary, 1330 Post Oak Boulevard, Suite 2250, Houston, TX 77056, Tel.: (713) 797-2940. If you request a copy of any or all of the documents incorporated by reference, we will send to you the copies you request. However, we will not send exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses to be paid by Erin Energy Corporation, a Delaware corporation (the “Company”), in connection with the offering described in this Registration Statement.

Registration fee	(1)
Printing expenses	(2)
Accounting fees and expenses	(2)
Legal fees and expenses	(2)
Trustee fees and expenses	(2)
Rating agency fees	(2)
Miscellaneous	(2)

Total	(2)

(1)	Pursuant to Rule 457(p) under the Securities Act, $3,016 of the filing fees previously paid with respect to registrant’s registration statement 333-167013, filed on May 21, 2010, relates to securities which remain unsold as of this date, and are being offset against registration fees to become due under all offerings that may hereinafter be made under this Registration Statement. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all other registration fees which may subsequently be payable following application of the above-referenced pre-paid filing fees. Accordingly, applicable SEC filing fees are not estimated at this time.
(2)	Because an indeterminate amount of securities are covered by this Registration Statement and the number of offerings are indeterminable, the expenses in connection with the issuance and distribution of the securities are not currently determinable.

Item 15. Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the Delaware General Corporation Law.

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for the indemnification to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person, or a person of whom he or she is the legal representative, is or was our director or officer, or serves or served any other enterprise as a director or officer at our request. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws also provide that, to the fullest extent permitted by law, we may provide for the indemnification of, and advancement of expenses to, any agents of the Company (and any other persons to which Delaware law permits the Company to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Company, its stockholders and others. This indemnification policy could result in substantial expenditure by us, which we may be unable to recoup.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to provisions of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The registrant also has entered into indemnification agreements with its executive officers and directors and provides indemnity insurance pursuant to which directors and officers are indemnified or insured against liability or loss under certain circumstances which may include liability, or related loss under the Securities Act and the Exchange Act.

Item 16. Exhibits.

See Exhibit Index.

Item 17. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to the Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)	The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of each of the Senior Trustee and the Subordinated Trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939 (the “Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, Texas, on this 28th day of July, 2015.

ERIN ENERGY CORPORATION

By:	/s/ Dr. Kase Lukman Lawal
Dr. Kase Lukman Lawal
Chief Executive Officer

By:	/s/ Christopher J. Hearne
Christopher J. Hearne
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this Registration Statement on Form S-3 appears below hereby constitutes and appoints Dr. Kase Lukman Lawal, Nicolas J. Evanoff and Heidi Wong and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated and on July 28, 2015.

/s/ Dr. Kase Lukman Lawal Dr. Kase Lukman Lawal	Director and Chief Executive Officer (Principal Executive Officer)

/s/ Christopher J. Hearne Christopher J. Hearne	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Adama Traore Adama Traore	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ Dr. Lee Patrick Brown Dr. Lee Patrick Brown	Director

/s/ William J. Campbell William J. Campbell	Director

/s/ Daniel M. Matjila Daniel M. Matjila	Director

/s/ John Hofmeister John Hofmeister	Director

/s/ Ira Wayne McConnell Ira Wayne McConnell	Director

/s/ Hazel O’Leary Hazel O’Leary	Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

*4.1	Amended and Restated Certificate of Incorporation of the Company, dated May 3, 2007 (incorporated by reference to Exhibit 3.1 of our Form 10-SB filed on August 16, 2007).

*4.2	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Company, dated April 7, 2010 (incorporated by reference to Exhibit 3.1 of our Form 8-K filed on April 13, 2010).

*4.3	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Company, dated February 13, 2014 (incorporated by reference to Exhibit 3.1 of our Form 8-K filed on February 19, 2014).

*4.4	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Company, dated April 22, 2015 (incorporated by reference to Exhibit 3.1 of our Form 8-K filed on April 23, 2015).

*4.5	Amended and Restated Bylaws of the Company as of April 11, 2011 (incorporated by reference to Exhibit 3.1 of our Quarterly Report on Form 10-Q filed on May 3, 2011).

4.6	Form of Indenture between the Company and the trustee thereunder (the “Senior Trustee”), relating to senior debt securities.

4.7	Form of Indenture between the Company and the trustee thereunder (the “Subordinated Trustee”), relating to subordinated debt securities.

5.1	Opinion of Baker Botts L.L.P. as to the legality of the securities.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

23.3	Consent of DeGolyer and MacNaughton, Independent Petroleum Engineering Firm.

24.1	Powers of Attorney (included on the signature page herein).

†	Erin Energy Corporation will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock or warrants, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby, (iv) any required opinion of counsel to Erin Energy Corporation as to certain tax matters relative to securities offered hereby and (v) any required Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Senior Trustee and the Subordinated Trustee on Form T-1.
*	Incorporated by reference as indicated.